 Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
RX Scripted, Inc.
Holly Springs, North Carolina

We consent to the inclusion in the Registration Statement on Form S-1 of RX Scripted, Inc., of our report dated May 9, 2008, relating to the financial statements of RX Scripted, Inc. as of January 31, 2008 and for the years ended January 31, 2008 and 2007. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

July 21, 2008